Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Biohaven Pharmaceutical Holding Company Ltd., of our report dated April 3, 2017 relating to the financial statements, which appears in Biohaven Pharmaceutical Holding Company Ltd.’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-217214).

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

May 19, 2017